EXHIBIT 4.24.17

LETTER AGREEMENT No 2.9

INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(iv) OF REGULATION S-K BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA,

Avenida Calle 26

No. 59-15 Bogota,

Colombia

GRUPO TACA HOLDINGS LIMITED,

Winterbotham Place,

Marlborough and Queen Streets

P.O. Box N-3026 Nassau,

the Bahamas

Subject: [***]

GRUPO TACA HOLDINGS LIMITED (“GTH”), AEROVIAS DEL CONTINENTE AMERICANO S.A.

AVIANCA (“Avianca”, and together with GTH, the “Buyer”) and AIRBUS S.A.S. (the “Seller”) have entered into an A320neo Family Purchase Agreement (the “Agreement”) on 30th April, 2015, (as amended and supplemented from time to time) which covers, among other things, the manufacture and the sale by the Seller and the purchase by the Buyer of the Aircraft under the terms and conditions in said Agreement.

The Buyer and the Seller have agreed to set forth in this letter agreement N°2.9 (the “Letter Agreement N°2.9”) certain additional terms and conditions regarding the Aircraft.

Capitalized terms used herein and not otherwise defined in this Letter Agreement N°2.9 shall have the meanings assigned thereto in the Agreement.

From and after the Effective Time (defined below), if there is any inconsistency between the provisions of the Agreement and the provisions of this Letter Agreement N°2.9 then the provisions of this Letter Agreement N°2.9 will prevail.

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LETTER AGREEMENT No 2.9

0	PREAMBLE

[***]

1	[***]

1.1	[***]

1.2	[***]

2	[***]

2.1	[***]

2.3	[***]

2.4	[***]

3	ASSIGNMENT

Except as provided in Clause 21 of the Agreement, this Letter Agreement N°2.9 is not transferable, and the Buyer’s rights under this Letter Agreement N°2.9 shall not be assigned, sold, transferred or otherwise alienated by operation of law or otherwise to any person other than the Buyer. Any unauthorised assignment, sale, transfer or other alienation of the Buyer’s rights under this Letter Agreement N°2.9 with respect to any Aircraft will be void and without effect.

4	CONFIDENTIALITY

This Letter Agreement N°2.9 (and its existence) shall be treated by both parties as confidential in accordance with Clause 22.15 of the Agreement.

5	COUNTERPARTS

This Letter Agreement N°2.9 may be signed in any number of separate counterparts. Each counterpart, when signed and delivered (including counterparts delivered by facsimile transmission) shall be an original, and the counterparts together shall constitute one and the same instrument.

6	EFFECT OF AMENDMENT

Except as expressly amended by this Letter Agreement N°2.9, the Agreement continues and shall remain in full and unvaried force and effect and each party hereto acknowledges and agrees that the Agreement, as amended hereby, constitutes its legal, valid and binding rights and obligations enforceable in accordance with its terms. From and after the date hereof, each and every reference in the Agreement to “this Agreement”, “herein”, “hereof” or similar words and phrases referring to the Agreement or any word or phrase referring to a section or provision of the

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LETTER AGREEMENT No 2.9

Agreement is deemed for all purposes to be reference to the Agreement or such section or provision as the same may be amended pursuant to this Letter Agreement N°2.9.

7	INTERPRETATION AND LAW

THIS LETTER AGREEMENT N°2.9 SHALL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

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LETTER AGREEMENT No 2.9

THE PARTIES AGREE THAT CLAUSE 22.6 OF THE AGREEMENT SHALL APPLY TO THIS LETTER AGREEMENT N°2.9.

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LETTER AGREEMENT No 2.9

If the foregoing correctly sets forth our understanding, please execute three (3) originals in the space provided below and return one (1) original of this Letter Agreement N°2.9 to the Seller.

Agreed and Accepted

For and on behalf of

AIRBUS S.A.S.

Title:

Title:

Signature:

APPENDIX 9

Agreed and Accepted	Agreed and Accepted

For and on behalf of	For and on behalf of

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA.	GRUPO TACA HOLDINGS LIMITED

CT 1307579